EXHIBIT 21.1
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              SUBSIDIARIES OF BIOFORCE NANOSCIENCES HOLDINGS, INC.


     Name of Subsidiary                             Jurisdiction of Organization
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BioForce Nanosciences, Inc.                                   Delaware
      (Wholly owned subsidiary of BioForce
     Nanosciences Holdings, Inc. of Nevada)